BT INVESTMENT FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900

                                  July 3, 1997


Edgar Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    BT INVESTMENT FUNDS
              Latin American Equity Fund
              1933 Act File No. 33-07404
              1940 Act File No. 811-4760

Dear Sir or Madam:

         Pursuant to Rule 497(e) of the Securities Act of 1933, the Supplement to the Prospectus dated January 31, 1997, as amended on July 1, 1997 is hereby electronically transmitted.

                                                              Very truly yours,



                                                              /s/Kary Lechner
                                                              Kary Lechner
                                                              Compliance Analyst


Enclosures